Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-65137 on Form N-1A of our report dated July 30, 2021, relating to the financial statements and financial highlights of Stone Harbor Emerging Markets Debt Fund, Stone Harbor High Yield Bond Fund, Stone Harbor Local Markets Fund, Stone Harbor Emerging Markets Corporate Debt Fund, Stone Harbor Strategic Income Fund, and Stone Harbor Emerging Markets Debt Allocation Fund, each a series of Stone Harbor Investment Funds, appearing in the Annual Report on Form N-CSR of Stone Harbor Investment Funds for the year ended May 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 4, 2022